HEADS OF TERMS

1. PARTIES TO THE TRANSACTION

PALLADIUM CONSTRUCTIONS PVT. LTD. ("**PCPL**") having CIN No. **U45400MH2008PTC178115** and its registered office at Marketcity Resources Pvt. Ltd., Ground floor, R.R Hosiery Building, Shree Laxmi Woolen Mills Estate, Mahalakshmi, Mumbai- 400011. PAN. AAECP5444J duly represented through its Authorized Signatory, Rajesh Patil, vide Board Resolution dated 14th August 2020, and shall include its successors and assigns (hereinafter referred to as the **"Seller"**).

Interups Inc, a company incorporated under the laws of the state of Nevada, USA and having its registered office at 90 State Street Suite 700 Office 40 Albany NY 12207, duly represented through its Director/Authorized Signatory, Mahesh Vellaboyina,vide Board Resolution dated 1st April 2020, and shall include its designated entities (hereinafter referred to as the "**Purchaser**").

The **Seller** and the **Purchaser** are hereinafter collectively referred to as the "**Parties**" and individually as "**Party**".

2. DESCRIPTION OF THE LARGER LAND

A. The property bearing Municipal No.1, Dr. Rajkumar Road, Industrial Suburb, Municipal Ward No.67 (Old No. 14) of Nagapura, Bangalore, more fully described in **Schedule 'A'** herein below and hereinafter referred to as "**Schedule 'A' Property**". The "**Schedule 'A' Property** was purchased by the Seller herein along with Platinum Spaces Pvt. Ltd., from their Vendor GKW Ltd., (formerly known as Guest Keen Williams Ltd.) in terms of a Sale Deed dated 25/03/2008 registered as Document No.5584/2007-08 in Book-I and stored in C.D.No.RJND121, in the Office of the Sub-Registrar, Rajajinagar, Bangalore and since then the Seller herein and the aforesaid M/s. Platinum Spaces Pvt. Ltd., were in peaceful possession and enjoyment of the Schedule `A' Property as absolute owners and the Municipal Khata of the Schedule 'A' Property was transferred in their names in the records of the Bruhat Bangalore Mahanagara Palike ("**BBMP**") and they started paying municipal property taxes regularly.

B. The Seller and Platinum Spaces Pvt. Ltd. jointly purchased the Schedule 'A' Property for the purpose of undertaking development of the same in phases for any purpose of their choice, including for residential/commercial buildings thereon, as explained in detail in the following recitals.

C. The Seller and Platinum Spaces Pvt. Ltd., filed a Company Petition No.58 of 2014 before the Hon'ble High Court of Bombay for the purpose of Amalgamation of Palladium Constructions Pvt. Ltd., and Platinum Spaces Pvt. Ltd. and by an Order dated 02/05/2014, the Court allowed the said Company Petition thereby sanctioning the said scheme of amalgamation pursuant to which Platinum Spaces Pvt. Ltd., merged with Palladium Construction Pvt. Ltd. Hence, the Seller herein has become the absolute owner in possession and enjoyment of the Schedule 'A' Property.

D. The Seller has demarcated the Schedule 'A' Property into Precinct 1, Precinct 2, and Precinct 3 as marked in masterplan and annexed hereto as **Annexure 1**.

E. Precinct 2 is the KESSAKU Precinct and comprises of 5 (five) interconnected buildings namely, SORA, NIWA, MIZU, FAIA and ZEFA (all of which buildings have been registered under RERA and developed as independent projects in phases) and Precinct 2 External Areas.

F. Projects FAIA and ZEFA forming part of this Transaction (hereinafter defined) are registered under RERA bearing registration no. PRM/KA/RERA/1251/309/PR/171015/000454 for FAIA and registration no PRM/KA/RERA/1251/309/PR/171019/000449 for ZEFA.

3. TRANSACTION

A. Purchaser has approached the Seller and offered to purchase 29 apartments in FAIA building having saleable area of 2,34,356 sq. ft. as detailed in **Annexure 2** ("**FAIA Apartments**") and 29 apartments in ZEFA building having saleable area of 1,91,057 sq. ft. as detailed in **Annexure 3** ("**ZEFA Apartments**") and the Seller has agreed to sell and transfer the FAIA Apartments and the ZEFA Apartments on an 'as is where is' basis which means that the said FAIA Apartments and ZEFA Apartments will be purchased in their current physical, layout and interior finishes condition. The total saleable area of the FAIA Apartments and ZEFA Apartments aggregates to 4,35,413 sq. ft. for a total consideration of Rs. 508,05,00,000 /- (Rs. five hundred eight crores and five lacs only) as more particularly detailed in **Annexure 2** for FAIA Apartments and **Annexure 3** respectively for ZEFA Apartments.

Description	SBA (Sft)	Total (Rs.)
ZEFA Apartments	2,34,356	277,64,88,354
FAIA Apartments	1,91,057	226,35,11,646
Sub Total[A]	4,25,413	504,00,00,000
Car Park Allotment Charges (total no. of 204 carparks) Sub Total[B]		4,05,00,000
Total Consideration [A + B]		508,05,00,000

In an event of any change in saleable area within +/- 2%, the above mentioned total consideration amount will remain the same.

B. **Description of units and Floor plans.**

i. Building known as FAIA in Kessaku comprises of Ground floor lobby and 29 upper floors. Each upper floor has one apartment, total of 29 (twenty-nine) apartments each being a "FAIA Apartment". There are three types of apartments nomenclated as Simplex 4A, Simplex 4B, Simplex 4. A detailed area statement of the entire tower is mention in **Annexure 2**. Unit Floor plans for each type of units is attached as **Annexure 4**

ii. Building known as ZEFA in Kessaku comprises of Ground floor lobby and 29 upper floors. Each upper floor has one apartment, total of 29 (twenty-nine) apartments each being a "ZEFA Apartment". There are 3 (three) types of apartments nomenclated as Simplex 5A, Simplex 5B, SIMPLEX 5. A detailed area statement of the entire tower is mention in **Annexure 3**. Unit Floor plans for each type of units is attached as **Annexure 5**.

C. **Car Parks**

There are three (3) interconnected basements across the 5 towers of Kessaku. The basements comprising of visitor parking, resident parking, driveways, ramps and services. The Purchaser shall be allotted 204 number of carparks within the said interconnected basements at the time of handover of apartment and as shall be identified by the Seller. The 204 carparks will be a combination of two sizes arranged as independent and back to back.

The Purchaser has requested for additional 28 carparks at a cost of Rs. 2,00,000 per carpark. The Seller at his discretion shall confirm to allot the additional carpark at the time of Milestone 1 as mentioned below.

D. **Clubhouse**

Each apartment will be assigned 5 (five) memberships to access and use the following three (3) clubhouses namely,

i. Midori, which is located on the ground floor of 5 (Five) interconnected buildings in Kessaku
ii. Kaze, which is located on the 30th floor of 5 (Five) interconnected buildings in Kessaku
iii. Phoenix Club One located on the Schedule 'A' Property, which is for the common use and enjoyment of all the apartment owners and occupants of One Bangalore West and Kessaku
iv. The Purchaser shall also pay the annual maintenance charges in advance towards the maintenance of the said club houses. These charges shall be decided by the Seller and communicated to the Purchaser from time to time.

E. **Other Charges, Deposits and Advance Maintenance charges**

In addition to the consideration mentioned in Clause 3A above the Purchaser shall pay the following other charges, deposits and advance maintenance charges along with the total consideration.

Details of the same are as mentioned in the table below.

Other Charges [B]	Basic Rate (Rs.)	Basic amount (Rs.)	GST (Rs.)	Total (Rs.)
BESCOM & BWSSB Charges (Rs. per sqft. of SBA)	175	7,44,47,275	134,00,509.50	8,78,47,785
Maintenance Deposit/Corpus Fund (Rs.per sqft. of SBA)	50	2,12,70,650	-	2,12,70,650
Club Membership Fee [only for Club one] (Per Apartment)	7,50,000	4,35,00,000	78,30,000.00	5,13,30,000
Subtotal (Rs.) C				**16,04,48,435**

Maintenance advances and deposits [C]	Basic Rate	Basic amount (Rs.)	GST (Rs.)	Monthly Total	12 months
Common Area Maintenance	Rs. 6 (per sqft. of SBA)	25,52,478	4,59,446	30,11,924	3,61,43,088.48
Schedule A Common Area	Rs. 1 (per sqft. of SBA)	4,25,413	76,574	5,01,987	60,23,848.08
Kessaku Club	Rs. 2,500 (per month per Apartment)	1,45,000	26,100	1,71,100	20,53,200.00

Phoenix Club One	Rs. 800 (per month per Apartment)	46,400	8,352	54,752	6,57,024.00
Subtotal (Rs.) D					**4,48,77,161**
Total [C+D]					**20,53,25,595**

F. Total Payable

Summary of the total amount payable by the Purchaser as explained above.

Sr. No	Description	Amount (Rs.)
1	Sale Consideration as per clause 3 A	508,05,00,000
2	Other Charges, Deposits and Advance Maintenance charges as per clause 3 E	20,53,25,595
	Total Payable	**528,58,25,595**

Total payable Rs. 528,58,25,595 /- (Five hundred and twenty eight crores and fifty eight lacs and twenty five thousand and five hundred and ninety five only).

4. **DUE DILIGENCE**

A. The Purchaser shall have the right to investigate the title of the said FAIA Apartments and ZEFA Apartments by undertaking a due diligence exercise and the same shall be completed within 30 (thirty) days from the date of 18th August 2020 (herein referred as to the "**Due Diligence Period**").

B. The Purchaser to intimate Seller on satisfactory completion of due diligence upon completion of the Due Diligence Period.

C. In the event that the Purchaser is not satisfied with the title of the Seller to the FAIA Apartments and the ZEFA Apartments within the Due Diligence Period, the Purchaser shall notify the Seller of the same within the period of 7 (seven) working days and these Heads of Terms shall stand forthwith terminated with no further rights or obligations on either Party.

D. Upon expiry of the said Due Diligence Period and in the event the Purchaser has not intimated the Seller under Clause 4C above, the Purchaser's payment obligation towards Milestone 1 as defined in clause 5 A below shall become effective.

5. **PAYMENT TERMS – MILESTONES.**

A. **Milestone 1**: Upon satisfactory completion of Due Diligence, within the Due Diligence Period the Purchaser shall pay 25% of the total sale consideration as mentioned in Clause 3A above within a period of 7 (seven) working days and simultaneously execute and register the Seller's Standard Agreement to Sell (ATS) for each of 29 FAIA Apartments and each of the 29 ZEFA Apartments.

B. **Milestone 2**: Within 120 (one hundred and twenty) days from the execution of ATS referred to above, the Purchaser will pay the balance 75% of the total sale consideration as mentioned in Clause 3A along with 100% amount of all other charges, deposits and advance maintenance charges as mentioned in Clause 3F

above and thereafter the Parties shall execute and register the Seller's Standard Sale Deed for each of 29 FAIA Apartments and each of the 29 ZEFA Apartments.

Summary Table

Milestone		Payment	Amount (Rs.)	Document Execution and registration
Milestone 1	Within 7 days of completion of Due Diligence Period	25% of Rs. 508,05,00,000 as per Clause 3A	127,01,25,000	Agreement to Sell (ATS)
Milestone 2	Within 7 days of completion of 120 days from execution of ATS	75% of Rs. 508,05,00,000 as per Clause 3A +	381,03,75,000	Sale Deed and Possession letter
		100% amount of Other Charges, Deposits and Advance Maintenance charges, as mentioned in Clause 3F	20,53,25,595	
		Total amount payabale	**528,58,25,595**	

Total amount payable Rs. 528,58,25,595 /- (Five hundred and twenty eight crores and fifty eight lacs and twenty five thousand and five hundred and ninety five only).

The Purchaser shall deduct tax at source from payments made to the Seller and deposit the same with the income tax department under the provisions of the Income Tax Act, 1961 at applicable rates.

6. DEFINITIVE AGREEMENTS

The Purchaser agrees to execute the following agreements/documents for each of the 29 FAIA Apartments and 29 ZEFA Apartments and as per milestones described in Clause 5 above.

i. Agreement to sell [ATS]
ii. Sale Deed and
iii. Possession letter

7. APPROVAL STATUS

A. Construction of FAIA and ZEFA buildings has been completed in terms of BBMP sanction plans. Necessary approvals for occupation including Fire Clearance Certificate was obtained on 10 August, 2018 and Consent for Operations from Pollution Control Board was obtained on 24 August, 2018. The Seller has obtained the Occupancy Certificate (OC) from BBMP for Kessaku inclusive of Faia and Zefa buildings on 21 March, 2019.Thereafter, the Seller has obtained approval for additions and alteration for FAIA and Zefa buildings on 1 February, 2020 and was in process of construction for making such changes.

8. OBLIGATIONS OF THE SELLER

Upon completion on Milestone 1, the Seller shall withdraw the addition alteration plan dated 1st February, 2020, and do the necessary acts which are needed to revert to the Occupation plans approved by BBMP dated 21/03/2019 for the FAIA & ZEFA buildings or obtain the revise Occupation certificate from BBMP.

9. **REPRESENTATIONS OF THE SELLER**

The Seller has the power and authority to execute, deliver and perform the Heads of Terms and Definitive Agreements and enter into the Transaction in accordance with applicable law. The execution and delivery of, and the performance of these Heads of Terms will not result in any breach of any order, judgment or decree of any court, governmental agency or regulatory body.

10. **REPRESENTATIONS OF THE PURCHASER**

The Purchaser hereby represents and warrants that:

A. The Purchaser has the power and authority to execute, deliver and perform the Heads of Terms and Definitive Agreements and enter into the Transaction in accordance with applicable law. The execution and delivery of, and the performance of these Heads of Terms will not result in any breach of any order, judgment or decree of any court, governmental agency or regulatory body.

B. The Purchaser has the necessary resources that may be required for the fulfilment of its obligations under these Heads of Terms and it shall make timely payments in full as agreed under the Heads of Terms.

C. The Purchaser's acquisition shall be governed by the applicable Foreign Direct Investment Regulations and the Purchaser shall obtain all permissions that may be required including from the Reserve Bank of India, with respect to the entering into and performance of the Transaction.

D. The Purchaser shall execute the Standard Agreement To Sell and the Sale Deed prepared by the Seller

11. **TERMINATION**

A. In the event that the Purchaser notifies that Seller that it is not satisfied with the title of the said FAIA Apartments and ZEFA Apartments in accordance with Clause 4C above this Heads of Terms shall stand forthwith terminated with no further rights or obligations on either parties.

B. In the event the Purchaser fails to make payment as per Milestone 1 in accordance with Clause 5 above, and the Seller has not, at its sole discretion, extended the timeline for payment, these Heads of Terms shall stand forthwith terminated with no further rights or obligations on either parties.

12. **ANNOUNCEMENTS**

No announcements or other disclosure or dissemination of information in relation to the contents of these Heads of Terms or the Transaction contemplated herein or the existence of negotiations regarding the same between the Parties may be made by any Party without the prior written consent of the other Party except as maybe required by relevant laws and regulations.

13. **CONFIDENTIALITY**

The terms and conditions of these Heads of Terms and the Transaction shall be considered as confidential information and the Parties shall not disclose the same to any third party except as provided herein.

Disclosures to advisors, in each case only where such persons or entities are under appropriate nondisclosure obligations imposed by professional ethics, law or otherwise, shall be permitted.

14. JURISDICTION & DISPUTE RESOLUTION

This Heads of Terms, MOU and Definitive Agreements shall be governed and construed in accordance with the laws of India.

15. STAMP DUTY AND REGISTRATION CHARGES OF REGISTRATION OF SALE DEED.

The Stamp Duty and Registration charges, as payable in accordance with applicable law, on these Heads of Terms, if any and on all the Definitive Documentsshall be borne by the Purchaser alone. The Purchaser is aware that the readyreckoner rate is higher than the above mentioned consideration of the Faia and Zefa Apartments and agrees to pay the stamp duty and registration charges on the basis of the applicable ready reckoner rate of the Apartments at the time of the registration of the Sale Deed.

16. Non-Binding Heads of Terms:

The provisions of these Heads of Terms shall be non-binding, save and except the provisions of this clause and clauses 11, 12, 13 and 14 above which will be binding on the Parties on execution of these Heads of Terms. It is further agreed that during the Due Diligence Period, the Seller shall not register any Sale Deeds of Faia Apartments and Zefa Apartments.

17. OTHER COSTS

Each Party will bear its own fees and expenses in connection with the preparation, execution and performance of all documents, Due Diligences contemplated herein as well as any tax or other necessary legal opinions obtained by either Party, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants.

For Palladium Constructions Pvt. Ltd.	For Interups Inc
Raj Patil	mahesh vellaboyina
Name: Rajesh Patil	Name: Mahesh Vellaboyina
Authorised Signatory	Authorised Signatory